EXHIBIT 99.1

For:	International Baler Corp.
5400 Rio Grande Avenue
Jacksonville, FL  32205

Contact:	Roger Griffin
William Nielsen
(904) 358-3812

FOR IMMEDIATE RELEASE

Jacksonville, January 30, 2012 - - International Baler Corp. (OTC BULLETIN BOARD: IBAL) International Baler Corporation named Ms. Martha R. Songer to the Board of Directors of the Company.

Ms. Songer is the Director of Alumni Programs at Taylor University in Upland, Indiana and has been in this position since 1993.  From 1991 to 1993 she was director of Prospect Research at Taylor University. Prior to her time at Taylor University, she worked with LaRita R. Boren at Avis Industrial Corporation from 1978 to 1991.  Ms. Songer Received a Bachelor of Science from Taylor University in 1978 and a Master of Science in Management in 2002 from Indiana Wesleyan University.

International Baler is an original equipment manufacturer of baling equipment used world-wide. International Baler has been manufacturing baling equipment for almost 60 years. The Company’s primary focus is to provide its customers with the best balers on the market and it offers a variety of different models including Vertical Balers, Horizontal Balers, Auto-Tie Balers and Two-Ram Balers.